Filed Pursuant To Rule 433

Registration No. 333-275079

December 28, 2023

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1740432478916239559

Text: Grayscale Bitcoin Trust is used by investors as a passport to #crypto investing. Look for it at your brokerage today, and visit our website for details and important disclosures:

https://www.grayscale.com/gbtc?utm_source=twitter&utm_medium=social&utm_campaign=45266_gbtc&utm_id=&utm_term=sbhi1ebmj3bkl3hi3k7dd5bthtl3l35kyxy551&utm_content=gbtcrn_2

GBTC Grayscale Bitcoin Trust The world’s largesT Bitcoin investment vehicle

GBTC Grayscale Bitcoin Trust From the world's largest crypto asset manager

GBTC Grayscale Bitcoin Trust Get it directly in your brokerage account

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here. *Based on AUM as of 9/30/23. Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Investments, LLC is a crypto asset manager. An investment in the Grayscale Bitcoin Trust (“GBTC”) is a speculative investment that involves a high degree of risk, including a partial or total loss of invested funds. This is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. GBTC is not suitable for any investor that cannot afford loss of the entire investment. The shares of GBTC are intended to reflect the price of the digital asset(s) held by GBTC (based on digital asset(s) per share), less GBTC’s expenses and other liabilities. To date, GBTC has not met its investment objective and the Shares of GBTC quoted on OTC Markets have not reflected the value of digital assets held by GBTC, less such GBTC’s expenses and other liabilities, but instead has traded at both premiums and discounts to such value, which at times have been substantial. Go to our website Grayscale.com, the OTC Markets website or SEC’s website for each GBTC’s annual report, which includes investment objectives, risks, fees and expenses. Read these materials carefully before investing. GBTC is distributed by Grayscale Securities, LLC. (Member FINRA/SIPC).

Link: https://www.grayscale.com/gbtc?utm_source=twitter&utm_medium=social&utm_campaign=45266_gbtc&utm_id=&utm_term=sbhi1ebmj3bkl3hi3k7dd5bthtl3l35kyxy551&utm_content=gbtcrn_2

LinkedIn post:

Live Address: https://linkedin.com/feed/update/urn:li:ugcPost:7146198181624647681

Text: Grayscale Bitcoin Trust is used by investors as a passport to #crypto investing. Look for it at your brokerage today, and visit our website for details and important disclosures:

https://www.grayscale.com/gbtc?utm_source=linkedin&utm_medium=social&utm_campaign=45266_gbtc&utm_id=&utm_term=sbjoxcd5vqm1gct6g9iz235lnydjyy4cod6fiu&utm_content=gbtcrn_3

GBTC Grayscale Bitcoin Trust The world’s largest Bitcoin investment vehicle

GBTC Grayscale Bitcoin Trust From the world's largest crypto asset manager

GBTC Grayscale Bitcoin Trust Get it directly in your brokerage account

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here. *Based on AUM as of 9/30/23. Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Investments, LLC is a crypto asset manager. An investment in the Grayscale Bitcoin Trust (“GBTC”) is a speculative investment that involves a high degree of risk, including a partial or total loss of invested funds. This is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. GBTC is not suitable for any investor that cannot afford loss of the entire investment. The shares of GBTC are intended to reflect the price of the digital asset(s) held by GBTC (based on digital asset(s) per share), less GBTC’s expenses and other liabilities. To date, GBTC has not met its investment objective and the Shares of GBTC quoted on OTC Markets have not reflected the value of digital assets held by GBTC, less such GBTC’s expenses and other liabilities, but instead has traded at both premiums and discounts to such value, which at times have been substantial. Go to our website Grayscale.com, the OTC Markets website or SEC’s website for each GBTC’s annual report, which includes investment objectives, risks, fees and expenses. Read these materials carefully before investing. GBTC is distributed by Grayscale Securities, LLC. (Member FINRA/SIPC).

Link: https://www.grayscale.com/gbtc?utm_source=linkedin&utm_medium=social&utm_campaign=45266_gbtc&utm_id=&utm_term=sbjoxcd5vqm1gct6g9iz235lnydjyy4cod6fiu&utm_content=gbtcrn_3

Facebook post:

Live Address: https://www.facebook.com/1632920206924572/posts/866198348840557

Text: Grayscale Bitcoin Trust is used by investors as a passport to #crypto investing. Look for it at your brokerage today, and visit our website for details and important disclosures:

https://www.grayscale.com/gbtc?utm_source=facebook&utm_medium=social&utm_campaign=45266_gbtc&utm_id=&utm_term=sbhlcgz8b5968gx0df0jmrgau0jot3o94v7rtr&utm_content=gbtcrn_2

GBTC Grayscale Bitcoin Trust The world’s largest Bitcoin investment vehicle

GBTC Grayscale Bitcoin Trust From the world's largest crypto asset manager

GBTC Grayscale Bitcoin Trust Get it directly in your brokerage account

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here. *Based on AUM as of 9/30/23. Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Investments, LLC is a crypto asset manager. An investment in the Grayscale Bitcoin Trust (“GBTC”) is a speculative investment that involves a high degree of risk, including a partial or total loss of invested funds. This is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. GBTC is not suitable for any investor that cannot afford loss of the entire investment. The shares of GBTC are intended to reflect the price of the digital asset(s) held by GBTC (based on digital asset(s) per share), less GBTC’s expenses and other liabilities. To date, GBTC has not met its investment objective and the Shares of GBTC quoted on OTC Markets have not reflected the value of digital assets held by GBTC, less such GBTC’s expenses and other liabilities, but instead has traded at both premiums and discounts to such value, which at times have been substantial. Go to our website Grayscale.com, the OTC Markets website or SEC’s website for each GBTC’s annual report, which includes investment objectives, risks, fees and expenses. Read these materials carefully before investing. GBTC is distributed by Grayscale Securities, LLC. (Member FINRA/SIPC).

Link: https://www.grayscale.com/gbtc?utm_source=facebook&utm_medium=social&utm_campaign=45266_gbtc&utm_id=&utm_term=sbhlcgz8b5968gx0df0jmrgau0jot3o94v7rtr&utm_content=gbtcrn_2

Instagram post:

Live Address: https://www.instagram.com/p/C1Z-6ssvD6J/?igsh=MzRlODBiNWFlZA==

Text: Grayscale Bitcoin Trust is used by investors as a passport to #crypto investing. Look for it at your brokerage today, and visit our website for details and important disclosures.

GBTC Grayscale Bitcoin Trust The world’s largest Bitcoin investment vehicle

GBTC Grayscale Bitcoin Trust From the world's largest crypto asset manager

GBTC Grayscale Bitcoin Trust Get it directly in your brokerage account

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here. *Based on AUM as of 9/30/23. Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Investments, LLC is a crypto asset manager. An investment in the Grayscale Bitcoin Trust (“GBTC”) is a speculative investment that involves a high degree of risk, including a partial or total loss of invested funds. This is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. GBTC is not suitable for any investor that cannot afford loss of the entire investment. The shares of GBTC are intended to reflect the price of the digital asset(s) held by GBTC (based on digital asset(s) per share), less GBTC’s expenses and other liabilities. To date, GBTC has not met its investment objective and the Shares of GBTC quoted on OTC Markets have not reflected the value of digital assets held by GBTC, less such GBTC’s expenses and other liabilities, but instead has traded at both premiums and discounts to such value, which at times have been substantial. Go to our website Grayscale.com, the OTC Markets website or SEC’s website for each GBTC’s annual report, which includes investment objectives, risks, fees and expenses. Read these materials carefully before investing. GBTC is distributed by Grayscale Securities, LLC. (Member FINRA/SIPC).

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.